Exhibit 23.2

                          Independent Auditors Consent




The Board of Directors
American International Petroleum Corporation:

         We hereby consent to the incorporation by reference in the Registration Statement on Form S-3, and the accompanying Prospectus, of our report dated March 30, 1999, appearing on page F-1 of American International Petroleum Corporation's Annual Report on Form 10-K/A for the year ended December 31, 1998. We also consent to the reference to us under the heading "Experts" in the Prospectus filed herewith.


                                                        HEIN + ASSOCIATES LLP




Houston, Texas
May 28, 1999